EXHIBIT 1.1


                             MATRIX DEFINED TRUSTS 7

                                 TRUST AGREEMENT

                                                             Dated: May 21, 2009

     This Trust Agreement among Matrix Capital Group, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Matrix Defined Trusts, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After July 2, 2008" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.




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    3.  The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Statement of Financial Condition-- Number of Units" for the Trust in the Prospectus.

    4. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified for deferred sales fee installments under "Fee Table" for each Trust in the Prospectus.

    5. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Essential Information" for each Trust in the Prospectus.

    6. The term "Mandatory Termination Date" shall mean the "Termination Date" set forth under "Essential Information" for each Trust in the Prospectus.

     7. The term "Record Date" shall mean the "Record Dates" set forth under "Essential Information" for each Trust in the Prospectus.

    8. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Fee Table--Annual Operating Expenses--Supervisory, evaluation and administration fees" for each Trust in the Prospectus.

    9. The Trustee's annual compensation as set forth under Section 7.04 shall be $0.0105 per Unit.












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     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                MATRIX CAPITAL GROUP, INC.


                                By     /s/ CHRISTOPHER ANCI
                                  ------------------------------
                                      Christopher Anci
                                      President




                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW YORK      }
                       }ss.
COUNTY OF NEW YORK     }

     On the 21st day of May in the year 2009, before me personally came Christopher Anci, to me known, who, being by me duly sworn, did depose and say that he resides in New York, New York; that he is President, of Matrix Capital Group, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                 /s/     MARIA TENORIO
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal






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                                THE BANK OF NEW YORK MELLON


                                By     /s/ John A. Kucinic
                                --------------------------------
                                John A. Kucinic
                                Vice President







                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK      }
                       }ss.
COUNTY OF NEW YORK     }

     On the 21st day of May in the year 2009, before me personally came John A. Kucinic to me known, who, being by me duly sworn, did depose and say that he resides in New York, New York; that he is a Vice President, of The Bank of New York Mellon, the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.


                                /s/     EMANUEL LYTLE
                                --------------------------------

                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal






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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                             MATRIX DEFINED TRUSTS 7

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" for the Trust in the Prospectus.




























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